Exhibit 10.22

Certain confidential information contained in this exhibit, marked by brackets, has been redacted in accordance with Regulation S-K Item 601(b) because the information (i) is not material and (ii) would be competitively harmful if disclosed.

Memorandum of Understanding

This Memorandum of Understanding (“MOU”) is made and entered into as of June 20, 2018 (“Effective Date”), between Sekisui Chemical Co., Ltd., a corporation duly organized and existing under the laws of Japan and having its principal office at 4-4, Nishitemma, 2-chome, Kita-ku, Osaka, Japan (“Sekisui”); and LanzaTech, Inc. (“LanzaTech”), a corporation duly organized and existing under the laws of the State of Illinois and having its principal office at 8045 Lamon Ave, Suite 400, Skokie, IL 60077, USA (“LanzaTech”).

1.	With respect to the business of producing ethanol converted by microbes from syngas generated from municipal solid waste, industrial solid waste and other waste materials as agreed between the parties (“Business”), the parties hereto acknowledge and agree as follows:
(1)	Since 2013, Sekisui has operated and continues to operate a pilot unit designed to produce ethanol utilizing syngas generated from municipal solid waste and industrial solid waste (“Unit”). Sekisui has been licensing and continues to license gas fermentation technology from LanzaTech to produce the ethanol from [***] (“LanzaTech Technology”) under a LanzaTech Demonstration Unit Technology License Agreement between the parties last signed on [***] (“Pilot License Agreement”);
(2)	Initially, the Unit [***]. As a result, over the past three years, and at each stage in consultation with the other party, LanzaTech invested and expended efforts regarding its core gas fermentation technology and technical support at the Unit and Sekisui made the following significant investments and efforts, to achieve successful stable production of ethanol at the Unit:
A.

Implemented, operated and optimized upstream and downstream technologies and know-how, including but not limited to the development of an optimized [***] and [***], development of gas analysis systems such as [***] and [***], and the establishment of operation methods to overcome [***]; and

B.

Analyzed gas and fermentation processes together with LanzaTech at the Unit, including but not limited to engaging in problem-solving with LanzaTech’s engineers and contributing with ideas and solutions including the introduction of new devices and techniques for analyzing [***] and [***], and the sharing of [***] with LanzaTech;

(3)	In view of the above, and through the strong cooperation and ongoing efforts of Sekisui and LanzaTech since [***], a [***] conversion of municipal solid waste to ethanol at pilot scale was recently achieved;
(4)	This success is attributable to the strong coordinated efforts of both parties, who together shared substantial confidential technical information, expertise, and resources to overcome numerous challenges including [***] and [***], [***], and others;
(5)	Valuable patents, know-how and experiences were gained from these efforts by both parties, including a mutual relationship of trust, credibility and understanding of each other’s capabilities as well as sensitivities; and
(6)	The parties hereto desire to strengthen the relationship further and leverage their know-how for the benefit of customers worldwide and for their mutual benefit whenever practical, as well as to speed-up the widespread development of the Business in Japan and overseas.

2.	The parties hereto agree to notify each other first of any new projects or opportunities relating to the Business anywhere in the world within [***] after the date the parties first come to know of such projects or opportunities (“Initial Notification”) to the extent not prohibited under any binding confidentiality restriction to any relevant third party, although (i) to the extent that the party knows in advance that such relevant third party is interested in the Business the party agree to make its best efforts to avoid entering into a binding confidentiality restriction that prohibits notification under this paragraph, (ii) the parties agree to make their best efforts to obtain permission from such relevant third party to make the notification referred to in this paragraph and (iii) the party will, and the parties agree that the party will, notify such relevant third party of the other party’s interest in the Business as soon as commercially practicable. If the parties hereto cannot obtain the permission of the relevant third party, the parties hereto further agree to notify each other first of the new project or opportunities immediately upon obtaining permission from the relevant third party, or upon the expiration or termination of confidentiality obligations to the relevant third party. In each instance the parties hereto agree to engage in good faith discussions to determine whether the parties hereto may work together for their mutual benefit and for the benefit of each new client.
3.	Even if the parties hereto cannot make the Initial Notification in accordance with Article 2, when the relevant third party expresses its intention of commercialization of such projects or opportunities, the parties hereto agree to (i) notify each other first of the progress of such projects or opportunities without delay to the fullest extent possible (“Progress Notification”), and (ii) notify such relevant third party of the other party’s interest to engage with or participate in such projects or opportunities. Notwithstanding Article 2, the parties hereto agree not to knowingly enter into a binding confidentiality restriction that would cover the Progress Notification. In each instance the parties hereto agree to engage in good faith discussions to determine whether the parties hereto may work together for their mutual benefit and for the benefit of each new client.
4.	The parties hereto agree that Sekisui will manage the following with respect to the Business in Japan:
A.	Developing and establishing of appropriate Business structures (e.g., joint venture);
B.	Collection of license fees including those attributable to LanzaTech and its technology, for onward payment to the relevant parties;
C.

Main technical support of operations, where LanzaTech will provide joint specialized technical support within its areas of expertise, including in particular where specific aspects of the technology to be deployed have not at the time been fully demonstrated or commercialized; and

D.	Media and microbe distribution following manufacture by LanzaTech.

In case of additional items for the Business in Japan, Sekisui will consult with LanzaTech in advance whenever feasible and with reasonable opportunity for LanzaTech and Sekisui to engage in good faith discussions on how best to proceed.

Sekisui will be entitled to select any provider of the following services for the Business in Japan: (i) [***], (ii) [***] and (iii) [***].

Further, for any project or opportunity relating to the Business in Japan that Sekisui notifies LanzaTech under Article 2, LanzaTech agrees not to engage with or participate in such project or opportunity with the relevant counterparty, including, but not limited to (i) granting or licensing the LanzaTech Technology, (ii) providing, selling or distributing media and/or microbes, and (iii) providing technical support of operations, for the Business in Japan to such relevant counterparty, without Sekisui’s consent. In addition, if LanzaTech had a prior relationship with the counterparty who is interested in the Business in Japan the parties will in good faith discuss the appropriate way to proceed.

5.	The validity, interpretation and implementation of and all issues related to this MOU shall be governed by the laws of the State of New York, USA.
6.	All disputes or differences that may arise between the parties hereto out of or in relation to or in connection with this MOU, or breach thereof, shall be finally settled by arbitration to be held in New York City, USA pursuant to the Rules of Arbitration of the International Chamber of Commerce, by which each party agrees to be bound. The language of the arbitration shall be the English language.
7.	Any right and duty under this MOU shall not be assigned or transferred by one party to any third party including the successors of such party, without the prior consent in writing of the other party, and any such assignment and transfer without such consent shall be null and void.
8.	If there is a substantial change for either party relating to the performance of or responsibility for the Business, including, but not limited to changes in the ownership or control of either party, or suspension or termination of the Business, the parties hereto agree to engage in good faith discussions to determine whether this MOU should be terminated or amended. The term of this MOU shall be ten (10) years from the Effective Date (“Term”), however, the provisions of Articles 3 through 6 shall survive termination for any existing project at the time of termination, and the parties hereto shall engage in good faith discussions upon termination of the 10 year period regarding whether to extend the Term, and that the parties will not unreasonably refuse a request for an extension if Sekisui at the time of termination (i) [***] and/or (ii) [***].
9.	Nothing in this MOU amends the Pilot License Agreement which continues in force in accordance with its terms.
10.	LanzaTech warrants that it has the authority, capacity and resources to carry out its obligations under this MOU. LanzaTech agrees to procure that its affiliates comply with the provisions of this MOU and that LanzaTech will be responsible to Sekisui if and to the extent that any of its affiliates do not comply with any of the provisions of this MOU.

11.	The parties hereto have caused this MOU to be executed by their respective, duly authorized representatives with effect from the Effective Date.

Sekisui Chemical Co., Ltd.		LanzaTech, Inc.

/s/ Masao Ogasa		/s/ Jennifer Holmgren
Name:	Masao Ogasa	Name:	Jennifer Holmgren
Title:	Executive Officer, Director	Title:	CEO
Corporate R&D Center		Date:	June 20, 2018
Date:	June 20, 2018